Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of May 27, 2009, amends that certain employment agreement, dated July 25, 2008 (the “Employment Agreement”), between Paper Magic Group, Inc., a Pennsylvania corporation (“PMG”), and Paul Quick (“Executive”).
WHEREAS, PMG and the Executive desire to amend the Employment Agreement to extend relocation expense reimbursement relating to the Executive’s Current Primary Residence (as such term is defined in the Employment Agreement);
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1. Amendment of the Second Paragraph of Section 3. The parties acknowledge and agree that the second paragraph of Section 3 of the Employment Agreement shall be amended by adding the following sentence as a new fourth sentence:
Further, in addition to the foregoing relocation expense reimbursement, until the earlier of (a) February 1, 2010 or (b) the date upon which you complete the sale of your Current Primary Residence, you will be eligible to be reimbursed for routine, ordinary course expenses approved in advance by us, up to a maximum aggregate monthly amount of $2,712.50, associated with your ownership of the Current Primary Residence, including without limitation approved mortgage, utility and routine maintenance expenses.
2. Miscellaneous. Except as expressly modified hereby, the Employment Agreement remains in full force and effect. Upon the execution and delivery hereof, the Employment Agreement shall thereupon be deemed to be amended as hereinabove set forth, and this Amendment and the Employment Agreement shall henceforth be read, taken and construed as one and the same instrument. This Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.
IN WITNESS WHEREOF, this Amendment has been executed by PMG and by the Executive as of the date first above written.

PAPER MAGIC GROUP, INC. (“PMG”)

By:
Christopher J. Munyan Chairman and Chief Executive Officer

Paul Quick (“Executive”)